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                                                                      EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Combined Proxy Statement and Prospectus and Statement of Additional Information, constituting parts of this Registration Statement on Form N-14, of our report dated December 30, 1994, relating to the financial statements, including the financial highlights, appearing in the November 30, 1994 Annual Report of Vanguard Money Market Reserves, Inc. and of our report dated December 30, 1994, relating to the financial statements, including the financial highlights, appearing in the November 30, 1994 Annual Report of Vanguard Institutional Money Market Portfolio. We also consent to the references to us under the headings "Money Market Reserves Financial Highlights," "Institutional Portfolio Financial Highlights" and "Financial Statements and Experts" in the Combined Proxy Statement and Prospectus.

PRICE WATERHOUSE LLP

Philadelphia, PA

September 28, 1995